Exhibit 99.1

CEA Industries (BNC) Adopts Stockholder Rights Plan and Amended and Restated Bylaws in Response to YZi Labs Group Formation

Rights plan protects the Company and its stockholders from a change of control without a control premium

Amended and Restated Bylaws ensure orderly and informed consent solicitation

LOUISVILLE, CO, Dec. 28, 2025 — CEA Industries Inc. (Nasdaq: BNC) (the “Company” or “BNC”), which manages the world’s largest corporate treasury of BNB, today announced that its Board of Directors (the “Board”) unanimously adopted a limited duration stockholder rights agreement (the “Rights Plan”) and amended and restated bylaws (the “Amended and Restated Bylaws”) on December 26, 2025. The Board adopted the Rights Plan and the Amended and Restated Bylaws following the formation of a stockholder group (together, the “YZi Labs Group”) by YZILabs Management Ltd. (“YZi Labs”) that seeks control of the Company.

As previously confirmed by the Company, YZi Labs has filed a preliminary consent statement that seeks control of a majority of the Board. On December 23, 2025, YZi Labs filed an amended Schedule 13D with the U.S. Securities and Exchange Commission (the “SEC”) reporting the formation of a group with seven proposed director nominees. The amended Schedule 13D reports that the YZi Labs Group holds 7.0% of the Company’s currently outstanding common stock (the “Common Stock”). Moreover, the YZi Labs Group holds warrants that allow it to significantly increase its Common Stock holdings with 61 days’ notice, including:

●	In-the-money warrants to acquire 11,314,869 shares of Common Stock at a strike price of $0.00001 per share, which would allow the YZi Labs Group to increase its aggregate ownership to 19.99% of the Common Stock (on a diluted basis); and
●	Out-of-the-money warrants to acquire 11,089,111 shares of Common Stock at a strike price of $15.15 per share, which would allow the YZi Labs Group to increase its aggregate ownership, together with the in-the-money warrants, to 34.2% of the Common Stock (on a diluted basis).[1]

The Rights Plan and the Amended and Restated Bylaws do not, and are not intended to, prevent YZi Labs from soliciting the Company’s stockholders to support its proposals or prevent stockholders from granting revocable consents to YZi Labs in response to its proposed consent solicitation.

Stockholder Rights Plan

The Rights Plan is similar to other rights plans adopted by public companies. It is intended to reduce the likelihood that any entity, person or group is able to gain control of the Company solely through accumulation of Common Stock, including through additional expansion of the YZi Labs Group, without paying all stockholders an appropriate control premium and providing the Board sufficient opportunity to make informed decisions and take actions that are in the best interests of the Company and all stockholders.

Pursuant to the Rights Plan, the Company will issue, by means of a dividend, one preferred share purchase right for (i) each outstanding share of Common Stock held by stockholders of record as of the close of business on January 8, 2026, (ii) the aggregate number of shares of Common Stock that would be issuable upon the full exercise of certain of the Company’s warrants (the “Participating Warrants”) outstanding as of such date (disregarding any limitations on exercise), and (iii) each share of Common Stock that becomes issued and outstanding after such date and before the rights become exercisable (and, in certain circumstances specified in the Rights Plan, after such time). Initially, these rights will not be exercisable and will trade with, and be represented by, the Common Stock and the Participating Warrants, as applicable.

1 Calculations are based on 44,062,938 shares of Common Stock outstanding on December 12, 2025. Calculations do not include 4,139,194 shares underlying in-the-money warrants that could not be exercised due the warrants’ beneficial ownership limitation provisions.

Under the Rights Plan, the rights generally become exercisable only if a person or group (an “acquiring person”) acquires beneficial ownership of 15.0% or more of the outstanding shares of Common Stock in a transaction not approved by the Board. If a person or group beneficially owns 15.0% or more of the outstanding shares of Common Stock prior to the Company’s announcement of the adoption of the Rights Plan (including the YZi Labs Group), then that person’s or group’s existing ownership will be grandfathered and the rights will become exercisable if at any time after the announcement of the adoption of the Rights Plan such person or group increases its ownership of Common Stock. For purposes of the Rights Plan, a person or group beneficially owns, among other things, all shares of Common Stock that such person or group has the right or obligation to acquire, including all shares underlying warrants without regard to beneficial ownership limitations.

If the Rights Plan is triggered, each holder of a right (other than the acquiring person, whose rights will become void and will not be exercisable) will be entitled to purchase, at the then-current exercise price, additional shares of Common Stock at a 50.0% discount. In addition, if the Company is acquired in a merger or other business combination after an unapproved party acquires more than 15.0% of the outstanding shares of Common Stock, each holder of a right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company’s stock at a 50.0% discount. The Board, at its option, may exchange each right (other than rights owned by the acquiring person that have become void) in whole or in part, at an exchange ratio of one share of Common Stock per outstanding right, subject to adjustment. Except as provided in the Rights Plan, the Board is entitled to redeem the rights at $0.001 per right.

The Rights Plan will expire on December 26, 2026, or earlier, as provided in the Rights Plan.

Amended and Restated Bylaws

The Board also adopted Amended and Restated Bylaws, which require, among other things, that any stockholder seeking to act by written consent must first request that the Company fix a record date for determining the stockholders entitled to consent and provide the information that would be required to be submitted by a stockholder if the proposed actions were being taken at an annual meeting of stockholders. The Amended and Restated Bylaws also require that all consents must be received within 60 days of the first date that a consent is received in order for stockholder action to be taken without a meeting.

The Amended and Restated Bylaws, which are similar to bylaws adopted by many other public companies, are intended to ensure an orderly and informed consent solicitation.

Additional information regarding the Rights Plan and the Amended and Restated Bylaws will be contained in Current Reports on Form 8-K to be filed by the Company with the SEC.

Advisors

Sidley Austin LLP is acting as legal counsel to the Company, and Morrison Cohen LLP is acting as legal counsel to the independent directors of the Board.

About CEA Industries Inc.

CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that has focused on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of BNB.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This press release specifically contains forward-looking statements regarding BNC’s expectations or beliefs regarding (i) the Company’s position as the largest BNB treasury in the world; (ii) the adoption of the Rights Plan and its potential effects on the Company and its stockholders; and (iii) the adoption of the Amended and Restated Bylaws and their potential effects on YZi Labs’ consent solicitation. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business as well as other important factors may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to, BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s Form 10-Q filed with the SEC on December 15, 2025, Form 10-K filed with the SEC on March 27, 2025, and Form 10-KT filed with the SEC on July 25, 2025, each as may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

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Important Additional Information and Where to Find It

The Company intends to file a consent revocation statement on Schedule 14A, an accompanying YELLOW consent revocation card and other relevant documents with the SEC in connection with YZi’s consent solicitation. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING YELLOW CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of the definitive consent revocation statement, an accompanying YELLOW consent revocation card, any amendments or supplements to the consent revocation statement and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by scrolling to the “SEC Filings” section of the Company’s website at https://ceaindustries.com/investors.html.

Certain Information Regarding Participants in the Solicitation

The Company, its directors (Anthony K. McDonald, Nicholas J. Etten, Carly E. Howard, Russell Read, Hans Thomas and Annemarie Tierney) and certain of its executive officers (David Namdar) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of consent revocations from the Company’s stockholders in connection with YZi Labs’ consent solicitation. Information about the names of the Company’s directors and officers, their respective interests in the Company, by security holdings or otherwise, and their respective compensation is set forth in the “Information about our Directors” and “Executive Officers” sections in Part III, Item 10 – Directors, Executive Officers and Corporate Governance of the Company’s Transition Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025 (the “Form 10-KT”), in Part III, Item 11 – Executive Compensation of the Form 10-KT, in Part III, Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters of the Form 10-KT and in Current Reports on Form 8-K filed with the SEC on August 8, 2025, October 7, 2025 and November 28, 2025. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 3 and Form 4. Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s consent revocation statement on Schedule 14A and other materials to be filed with the SEC in connection with YZi Labs’ consent solicitation, if and when they become available. These documents will be available at no charge as described above.

CEA Industries Media Inquiries:

Edelman Smithfield

CEA@edelmansmithfield.com

CEA Industries Investor Relations:

james@haydenir.com

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